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                                                                    Exhibit 4.6

                          FIRST SUPPLEMENTAL INDENTURE

                                       TO

                                    INDENTURE
                          DATED AS OF OCTOBER 15, 1996

                                  $100,000,000

                     9 3/8% SENIOR NOTES DUE 2006, SERIES A

                     9 3/8% SENIOR NOTES DUE 2006, SERIES B



         This FIRST SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), is entered into as of April 18, 2001, by and among FiberMark, Inc., a Delaware corporation (f/k/a Specialty Paperboard, Inc.) (the "Company"); FiberMark Durable Specialties, Inc., a Delaware corporation (successor in interest to Specialty Paperboard/Endura, Inc.), and FiberMark Filter and Technical Products, Inc., a Delaware corporation (successor in interest to CPG Acquisition Company) (each an "Original Guarantor" and collectively, the "Original Guarantors"); FiberMark DSI, Inc., a New York corporation (the "Additional Guarantor" and, together with the Original Guarantors, the "Guarantors"); and Wilmington Trust Company, a Delaware banking corporation, as Trustee (the "Trustee").

         All capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Indenture (as defined below).

                               W I T N E S S E T H

         WHEREAS, the Company, the Original Guarantors, and the Trustee heretofore entered into an indenture, dated as of October 15, 1996 (the "Indenture"), providing for the issue of 9 3/8% Senior Notes due 2006, Series A, and 9 3/8% Senior Notes due 2006, Series B, in exchange for the 9 3/8% Senior Notes due 2006, Series A, pursuant to the Registration Rights Agreement;


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         WHEREAS, each of the Original Guarantors have executed and delivered to the Trustee the Indenture to provide for their unconditional guarantee, on a senior basis jointly and severally, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Securities or the Obligations of the Company under the Indenture or under the Securities;

         WHEREAS, the Company issued, pursuant to the Indenture, 9 3/8% Senior Notes due 2006, Series A, and 9 3/8% Senior Notes due 2006, Series B, in exchange for the 9 3/8% Senior Notes due 2006, Series A, pursuant to the Registration Rights Agreement;

         WHEREAS, the Additional Guarantor is a domestic Restricted Subsidiary of the Company having total consolidated assets with a book value in excess of $1,000,000;

         WHEREAS, Section 4.21 of the Indenture requires that the Additional Guarantor (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which the Additional Guarantor shall unconditionally guarantee all of the Company's obligations under the Securities and the Indenture on the terms set forth in Article Eleven of the Indenture; and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed, and delivered by the Additional Guarantor and constitutes a legal, valid, binding, and enforceable obligation of the Additional Guarantor;

         WHEREAS, the Trustee is indemnified pursuant to Section 7.07 of the Indenture in connection with the Trustee's execution of the Supplemental Indenture;

         WHEREAS, Section 9.01 of the Indenture permits the Company, the Guarantors, and the Trustee, together, to supplement the Indenture without notice to or consent of any Securityholder, in order to add a Guarantor pursuant to the terms of the Indenture, provided that


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the Company delivers to the Trustee an Opinion of Counsel and an Officers'
Certificate, each stating that such supplement complies with the provisions of
Section 9.01;

         WHEREAS, the Company desires and has requested the Trustee to join in the execution and delivery of this Supplemental Indenture for the purpose of supplementing the Indenture in certain respects as set forth in this Supplemental Indenture;

         WHEREAS, such request was accompanied by an Opinion of Counsel and an Officers' Certificate as required by, and in accordance with, Sections 4.21, 9.01, 9.03, 9.06, 12.04, and 12.05 of the Indenture; and

         WHEREAS, Section 9.06 of the Indenture directs the Trustee to execute any supplement authorized pursuant to Article 9 of the Indenture;

         WHEREAS, all things necessary to make this Supplemental Indenture a valid supplement to the Indenture have been done:


         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Original Guarantors, the Additional Guarantor, and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective Securityholders, as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Indenture.

         2. AGREEMENT TO GUARANTEE.

              (a) The Additional Guarantor hereby unconditionally guarantees (such guarantee to be referred to herein and in the Indenture as a "Guarantee"), on a senior basis jointly and severally, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Securities or the Obligations of the Company under


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the Indenture or under the Securities, that: (i) the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Securities and all other Obligations of the Company to the Holders or the Trustee under the Indenture or under the Securities will be promptly paid in full or performed, all in accordance with the terms of the Indenture and of the Securities; and (ii) in case of any extension of time of payment or renewal of any Securities or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 11.03 of the Indenture and Paragraph 2(f) of this Supplemental Indenture.

              (b) The Additional Guarantor hereby agrees that its obligations hereunder and under the Indenture shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities, the Indenture or this Supplemental Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions of the Indenture or of the Securities, the recovery of any judgment against the Company, any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

              (c) The Additional Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by


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complete performance of the obligations contained in the Securities, in the
Indenture, and in the Guarantee.

              (d) If any Securityholder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Securityholder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Additional Guarantor further agrees that, as between the Additional Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Additional Guarantor for the purpose of the Indenture and this Guarantee.

              (e) In case any provision of Article Eleven of the Indenture or of Paragraph 2 of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions of the Indenture or of this Guarantee shall not in any way be affected or impaired thereby.


              (f) The Additional Guarantor, and by its acceptance of the Indenture each Holder, hereby confirms that it is the intention of all such parties that the guarantee by the Additional Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform

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Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and the Additional Guarantor hereby irrevocably agree that the obligations of the Additional Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the Additional Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 11.05 of the Indenture, result in the obligations of the Additional Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

              (g) Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of the Additional Guarantor with or into the Company or with or into another Guarantor or shall prevent any sale of assets or conveyance of the property of the Additional Guarantor, as an entirety or substantially as an entirety, to the Company or to another Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by the Additional Guarantor shall no longer have any force or effect.

              (h) Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of the Additional Guarantor (or all or substantially all its assets) to a Person which is not a Subsidiary of the Company and which sale or disposition is otherwise in compliance with Section
4.17 and the other terms of the Indenture, the Additional Guarantor shall be deemed released from all obligations under Article Eleven of the Indenture and under Paragraph 2 of this Supplemental Indenture without any further action required on the part of the Trustee or any Holder.

              (i) The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers Certificate and


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Opinion of Counsel certifying as to the compliance with Section 11.04 of the
Indenture and Paragraphs 2(g) and 2(h) of this Supplemental Indenture. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Securities as provided in Article Eleven of the Indenture and in Paragraph 2 of this Supplemental Indenture.

              (j) In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Guarantor's obligations with respect to a Guarantee. The "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under a Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of a Guarantee of such Guarantor, as they become absolute and matured.

              (k) Until all Guarantee Obligations are paid in full, the Additional Guarantor hereby irrevocably waives any claims or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the

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Additional Guarantor's obligations under the Indenture, the Guarantee, and this
Supplemental Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Additional Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to the Additional Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. The Additional Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture, and that the waiver set forth in this Paragraph 2(k) and in Section
11.06 of the Indenture is knowingly made in contemplation of such benefits.

              (l) To evidence its guarantee to the Securityholders set forth in Paragraph 2 herein and in Article Eleven of the Indenture, the Additional Guarantor hereby agrees to execute the Guarantee in substantially the form included in the Securities, which shall be endorsed on each Security ordered to be authenticated and delivered by the Trustee. The Additional Guarantor hereby agrees that its Guarantee set forth herein and in Article Eleven of the Indenture shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. Each such Guarantee shall be signed on behalf of the Additional


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Guarantor by two Officers, or an Officer and an Assistant Secretary, or one
Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such Guarantee prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of the Additional Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Security on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Guarantee had not ceased to be such officer of the Additional Guarantor.

              (m) The Additional Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or, in any manner whatsoever, claim or take the benefit or advantage of any stay or extension law or any usury law or other law that would prohibit or forgive the Additional Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Additional Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

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         3. INDEMNIFICATION BY COMPANY AND GUARANTORS. The Company and the
Guarantors acknowledge and agree that, pursuant to Section 7.07 of the Indenture, the Trustee is indemnified by the Company and the Guarantors, jointly and severally, against any and all claims, losses, liabilities, or expenses (including reasonable attorneys' fees) incurred by the Trustee in connection with the execution by the Trustee of the Supplemental Indenture and the administration of the trust and the performance of its duties thereunder.

         4. MISCELLANEOUS.

              (a) GOVERNING LAW. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Supplemental Indenture.

              (b) COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

              (c) EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

              (d) EFFECTIVE DATE. This Supplemental Indenture shall be effective as of April 18, 2001.

              (e) RECITALS. The recitals contained herein shall be the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible for, and assumes no liability with respect to, the validity or sufficiency of this Supplemental Indenture.

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              (f) INTERPRETATION. Except as expressly supplemented as provided in this Supplemental Indenture, the Indenture shall remain in full force and effect. All the terms and conditions of this Supplemental Indenture shall be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

              (g) PARTIES. Nothing expressed or mentioned herein is intended or shall be construed to give any Person other than the Holders and the Trustee any legal or equitable right, remedy, or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

              (h) SEVERABILITY CLAUSE. In case any provision in this Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provision shall be ineffective only to the extent of such invalidity, illegality, or unenforceability.







                                       11

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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

[CORPORATE SEAL]                            FIBERMARK, INC.


Attest: /s/ C. Kenneth Strachan             By: /s/ Bruce Moore
       ------------------------                ---------------------------
Name: C. Kenneth Strachan                   Name: Bruce Moore
                                            Title: Vice President and CFO


[CORPORATE SEAL]                            FIBERMARK DURABLE SPECIALTIES,
                                            INC.


Attest: /s/ C. Kenneth Strachan             By: /s/ Bruce Moore
       ------------------------                ---------------------------
Name: C. Kenneth Strachan                   Name: Bruce Moore
                                            Title: Vice President and CFO


[CORPORATE SEAL]                            FIBERMARK FILTER AND TECHNICAL
                                            PRODUCTS, INC.


Attest: /s/ C. Kenneth Strachan             By: /s/ Bruce Moore
       ------------------------                ---------------------------
Name: C. Kenneth Strachan                   Name: Bruce Moore
                                            Title: CFO, Treasurer and Secretary


[CORPORATE SEAL]                            FIBERMARK DSI, INC.


Attest: /s/ C. Kenneth Strachan             By: /s/ Bruce Moore
       ------------------------                ---------------------------
Name: C. Kenneth Strachan                   Name: Bruce Moore
                                            Title: Vice President, CFO and
                                                   Secretary


                                            WILMINGTON TRUST COMPANY,
                                            as Trustee



                                            By: /s/ James J. McGinley
                                               ---------------------------
                                            Name: James J. McGinley
                                            Title:



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Suffolk County                )
--------------------------

                              :ss.:

Massachusetts                 )
--------------------------


         On the 11th day of April, 2001, before me came Bruce Moore, to me known, who, being by me duly sworn, did depose and say that he is Vice President and Chief Financial Officer of FiberMark, Inc., one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by like authority.



                                           /s/ Laura E. Blacker
                                           -----------------------------------
                                           Notary Public Laura E. Blacker
                                           My Com. Exp. Feb. 18, 2005